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      As filed with the Securities and Exchange Commission on March 3, 2003

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                                                 Registration No. 333-__________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                ALLIED DOMECQ PLC
             (Exact Name of Registrant as Specified in Its Charter)

       England and Wales                                            None
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                                  The Pavilions
                                 Bridgwater Road
                                Bedminister Down
                            Bristol BS13 8AR, England
          (Address of Principal Executive Offices, Including Zip Code)

                                   ----------

              Allied Domecq PLC Executive Share Option Scheme 1999
                      Allied Domecq PLC Deferred Bonus Plan
                Allied Domecq PLC Long Term Incentive Scheme 1999
                            (Full Title of the Plans)

                                   ----------

              Charlie Brown
              The Pavilions         Please send copies of all communications to:
              Bridgwater Road                     Kevin W. Kelley
              Bedminister Down                Clifford Chance US LLP
         Bristol BS13 8AR, England                 200 Park Avenue
   (Name, Address and Telephone Number,        New York, New York 10166
Including Area Code, of Agent for Service)         (212) 878-8000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

================================================ =================== ====================== ======================= ==============
                   Title Of                            Amount          Proposed Maximum        Proposed Maximum       Amount of
               Securities To Be                        To Be          Offering Price Per      Aggregate Offering    Registration
                  Registered                       Registered(2)           Share(3)                Price(3)              Fee
================================================ =================== ====================== ======================= ==============
Ordinary Shares, nominal value (pound) 0.25
each (1)                                             20,000,000               $4.71              $94,264,600           $7626
------------------------------------------------ ------------------- ---------------------- ----------------------- --------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(1) American Depositary Receipts evidencing American Depositary Shares ("ADSs") issuable on deposit of the Ordinary Shares, nominal value (pound)0.25 each (the "Ordinary Shares"), of Allied Domecq PLC (the "Registrant") have been registered pursuant to a separate Registration Statement on Form 20-F (No. 001-31413) filed with the Securities and Exchange Commission (the "Commission") on July 26, 2002. Each American Depositary Share represents 4 Ordinary Shares.

(2) The number of Ordinary Shares being registered represents the estimated maximum aggregate number issuable to employees in the United States pursuant to the Executive Share Option Scheme 1999, Deferred Bonus Plan and Long Term Incentive Scheme 1999 (collectively, the "Plans").

(3) In accordance with Rule 457(h), the proposed maximum offering price per share has been calculated pursuant to Rule 457(c). The translation of the orindary share price on February 28, 2003 of the London Stock Exchange from
     2.9950 pounds Sterling into US dollars has been made at the noon buying rate on February 28, 2003 of (pound)1=$1.5737. The resulting proposed maximum offering price per share, $4.71323, has been multiplied by the amount of shares to be registered to obtain the proposed maximum aggregate offering price of $94,264,600.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8 (the "Registration Statement") in accordance with Rule 428 under the Securities Act, as amended (the "Securities Act"), and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     The following documents, that have been filed with or furnished to the Commission by the Registrant, are incorporated herein by reference and made a part hereof:

     (a) the Registrant's Form 20-F filed with the Commission on February 28, 2003 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) the Registrant's Special Reports on Form 6-K dated August 29, 2002, September 9, 2002, October 8, 2002, October 29, 2002, November 4, 2002, November 25, 2002, December 10, 2002, January 14, 2003, February 4, 2003 and February 26, 2003;

     All documents that we file in accordance with Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities covered by this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and will be a part of this Registration Statement from the date of filing of those documents.

     Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

     You may request a copy of these filings at no cost, other than exhibits to those documents which are not specifically incorporated by reference, by writing or telephoning us at the following address:

                                Allied Domecq PLC
                                  The Pavilions
                                 Bridgwater Road
                                Bedminister Down
                            Bristol BS13 8AR, England
                                +44 117 978 5000

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     English law does not permit a company to indemnify a director or an officer of the company against any liability which by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust in relation to the company except liability incurred by such director or officer in defending any legal proceeding (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted or in certain instances where, although he is liable, a court finds such director or officer acted honestly and reasonably and that having regard to all the circumstances he ought fairly to be excused and relief is granted by the court.

     Regulation 141.1 of the Registrant's Memorandum and Articles of Association provides:

     "Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court."

     Regulation 141.2 of the Registrant's Memorandum and Articles of Association provides:

     "Without prejudice to paragraph 141.1 above the Directors shall have power to purchase and maintain insurance for or for the benefit of any person who is or was at any time a Director or officer of any Relevant Company (as defined in paragraph 141.3 below) or who is or was at any time a trustee of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by him in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to his duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme."

     Regulation 141.3 of the Registrant's Memorandum and Articles of Association provides:

     "For the purpose of paragraph 141.2 above "Relevant Company" shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body."

     Regulation 106.4 of the Registrant's Memorandum and Articles of Association provides:

     "An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct."

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following documents are filed with or incorporated by reference into this registration statement:

Exhibit No.    Description
-----------    -----------
4.1            Form of Stock Certificate (incorporated by reference from Exhibit
               2.2 of our registration statement on Form 20-F (Commission File
               No. 001-31413) filed with the Commission on July 26, 2002).

4.2 Form of American Depositary Receipt (incorporated by reference from Exhibit 2.3 of our registration statement on Form 20-F (Commission File No. 001-31413) filed with the Commission on July 26, 2002).

4.3 Memorandum and Articles of Association of the Registrant as in effect on the date hereof (incorporated by reference from Exhibit
               1.1 of our registration statement on Form 20-F (Commission File No. 001-31413) filed with the Commission on July 26, 2002).

4.4 Deposit Agreement among the Registrant and JPMorgan Chase Bank, as Depositary and Holders of the American Depositary Receipts (incorporated by reference from Exhibit 2.1 of our registration statement on Form 20-F (Commission File No. 001-31413) filed with the Commission on July 26, 2002).

4.5            Allied Domecq PLC Executive Share Option Scheme 1999.

4.6            Allied Domecq PLC Deferred Bonus Plan.

4.7            Allied Domecq PLC Long Term Incentive Scheme 1999.

5.1            Opinion of Linklaters.

23.1           Consent of KPMG Audit Plc, independent auditors.

23.3           Consent of Linklaters (included in Exhibit 5.1).

24.1           Power of Attorney (included in signature page).

Item 9. Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Allied Domecq PLC, a public limited company incorporated under the laws of England and Wales, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London on February 28, 2003.

                                              ALLIED DOMECQ PLC

                                              By: /s/ Philip Bowman
                                                  -----------------------
                                                  Philip Bowman
                                                  Chief Executive

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 28, 2003. Each person whose signature appears below hereby constitutes and appoints Philip Bowman and Graham Hetherington, or either of them acting alone, his or her true and lawful attorney-in-fact and agent, in each case with full power of substitution and resubstitution, for him or her in his or her name and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(a) under the Securities Act of 1993, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the common stock offered hereby under the Securities Exchange Act of 1934, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

          Name and Signature                                     Title                                    Date
          ------------------                                     -----                                    ----
      /s/ Philip Bowman                  Chief Executive (Principal Executive Officer)          February 28, 2003
------------------------------------
             Philip Bowman

     /s/ Graham Hetherington             Finance Director (Principal Financial Officer)         February 28, 2003
------------------------------------
          Graham Hetherington

     /s/ Gerry Robinson                  Non-Executive Chairman                                 February 28, 2003
------------------------------------
            Gerry Robinson

     /s/ David Scotland                  Director                                               February 28, 2003
------------------------------------
            David Scotland

     /s/ Richard Turner                  Director                                               February 28, 2003
------------------------------------
            Richard Turner

     /s/ Donald Brydon                   Non-Executive Director                                 February 28, 2003
------------------------------------
             Donald Brydon


     /s/ Sir Ross Buckland               Non-Executive Director                                 February 28, 2003
------------------------------------
           Sir Ross Buckland

     /s/ Peter Jacobs                    Non-Executive Director                                 February 28, 2003
------------------------------------
             Peter Jacobs

     /s/ David Malpas                    Non-Executive Director                                 February 28, 2003
------------------------------------
             David Malpas

     /s/ Harold Gorman                   Authorized Representative in the United States         February 28, 2003
------------------------------------
             Harold Gorman

     Pursuant to the requirements of the Securities of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, country of England, on February 28, 2003.



                        ALLIED DOMECQ PLC EXECUTIVE SHARE OPTION SCHEME 1999 ALLIED DOMECQ PLC DEFERRED BONUS PLAN
                        ALLIED DOMECQ PLC LONG TERM INCENTIVE SCHEME 1999

                                          By:    /s/ David Malpas
                                             -----------------------------------
                                             David Malpas

                                 EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------
4.1            Form of Stock Certificate (incorporated by reference from Exhibit
               2.2 of our registration statement on Form 20-F (Commission File
               No. 001-31413) filed with the Commission on July 26, 2002).

4.2 Form of American Depositary Receipt (incorporated by reference from Exhibit 2.3 of our registration statement on Form 20-F (Commission File No. 001-31413) filed with the Commission on July 26, 2002).

4.3 Memorandum and Articles of Association of the Registrant as in effect on the date hereof (incorporated by reference from Exhibit
               1.1 of our registration statement on Form 20-F (Commission File No. 001-31413) filed with the Commission on July 26, 2002).

4.4 Deposit Agreement among the Registrant and JPMorgan Chase Bank, as Depositary and Holders of the American Depositary Receipts (incorporated by reference from Exhibit 2.1 of our registration statement on Form 20-F (Commission File No. 001-31413) filed with the Commission on July 26, 2002).

4.5            Allied Domecq PLC Executive Share Option Scheme 1999.

4.6            Allied Domecq PLC Deferred Bonus Plan.

4.7            Allied Domecq PLC Long Term Incentive Scheme 1999.

5.1            Opinion of Linklaters.

23.1           Consent of KPMG Audit Plc, independent auditors.

23.3           Consent of Linklaters (included in Exhibit 5.1).

24.1           Power of Attorney (included in signature page).